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RETAIL MANAGEMENT AGREEMENT                                            [LOGO]

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Each of us agrees that the following terms and conditions apply to the project to be jointly undertaken by the parties (Project) for the purpose described in the Attachment to the Retail Management Agreement (Attachment).

1.   ASSOCIATED CONTRACT DOCUMENTS

     The Attachment describes the details of the Project and, if needed, additional terms and conditions.

     A Change Authorization to Retail Management Agreement (Change Authorization) modifies the terms and conditions of this Agreement, the Attachment or any previous Change Authorizations. Both parties must sign such Change Authorization.

     The IBM Agreement for Exchange of Confidential Information contains the terms and conditions under which the parties will exchange confidential information, if any.

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Each of us agrees that the complete agreement between us about this transaction consists of 1) this Agreement, 2) its attachments and 3) any other applicable agreements, transaction documents, and Change Authorizations. This statement of the agreement supersedes all proposals or other prior agreements, oral or written, and all other communications between us relating to this subject. Any reproduction of this Agreement by reliable means will be considered an original of this document.

Agreed to:                              Agreed to:
QUICKRESPONSE SERVICES, INC.            INTERNATIONAL BUSINESS MACHINES
                                        CORPORATION



By: /s/ Shawn M. O'Connor               By: /s/ Al Giffin    January 15, 1998
   ----------------------                  ----------------------------------
  Authorized Signature                           Authorized Signature


Name (type or print): SHAWN O'CONNOR    Name (type or print): AL GIFFIN


Date:   12/31/97                        Date:   12/31/97


Agreement number:

IBM Business Partner no:

Business Partner Address:               IBM Address:
QuickResponse Services                  IBM Corporation
1400 Marina Way South                   3405 W. Dr. M. L. King Jr. Blvd.
Richmond, CA 94804                      Tampa, FL 33607
                                        Attention:     Order Support Services


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After signing, please return a copy of this Agreement to the IBM address above.
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2.   DEFINITIONS

     INVENTION means any idea, concept, know-how, technique, invention, discovery, or improvement, whether or not patentable, that either of us first conceives or reduces to practice during the term of the Project and while in performance of this Agreement and for which 2 patent application is filed.

     MATERIALS means literary works or other works of authorship, not available under other IBM or non-IBM agreements, which result from a Project, such as programs, program listings, programming tools, documentation, reports, drawings, suggestions, test scenarios, and results.

3.   PERSONNEL

     Each of us will designate a person ("Project Representative") with authority to represent it in all matters concerning the Project and to whom all notices will be addressed. Each of us will provide the other prompt written notice of replacement of such person.

     Each of us will be responsible for the supervision, direction and control of our own personnel while engaged in Project activities. Neither of us will prevent the other's personnel from engaging in activities with third parties that are similar to Project activities.

4.   ESTIMATED SCHEDULE

     Each of us agrees to make reasonable efforts to perform our responsibilities according to the Estimated Schedule. The term of the Project will begin on the date specified in the Attachment and will end upon the earlier of 1) the acceptance by both of us of the Materials or 2) the expiration of a Project's duration.

5.   CONFIDENTIAL INFORMATION

     Each of us agrees that 211 information exchanged will be nonconfidential. If the Project requires the exchange of confidential information, such exchange will be made under a separate confidentiality agreement.

6.   OWNERSHIP AND LICENSE

     You hereby assign to IBM and IBM will have all right, title and interest, including ownership of copyright, in the Materials and all copies made from them, whether the Materials are developed solely by IBM or you, or jointly by IBM and you. If requested, you agree to provide to IBM a certificate of originality in the form provided by IBM, with respect to the Materials assigned to IBM.

     IBM hereby grants to you an irrevocable, non-exclusive, worldwide, paid-up license to use, execute, reproduce, display, perform, distribute (internally only) copies of, and prepare derivative works based upon, the Materials. Such license includes the right to grant sublicenses to your subsidiaries. You will reproduce and include the copyright notice and any other legend, following IBM's copyright instructions, on any copies of the Materials you make.

     Nothing contained in this Agreement will restrict the use of any ideas, concepts, know-how, or techniques which either of us, individual or jointly, develops or provides during the term of the Project.

7.   INVENTIONS

     An Invention will be treated as follows:

     if made separately by the employees of one of us, it will be the property of that party (Inventing Party). The Inventing Party hereby grants to the other an irrevocable, non-exclusive, worldwide, paid-up license under such Invention, all patent applications filed therefor, and all patents issued thereon;

     if made jointly by the employees of both of us, it and all patent applications filed therefor and all patents issued thereon will be jointly owned. Each of us has the right to grant licenses to third parties or assign our rights therein without accounting to the other.

     All licenses granted to either of us include the unrestricted right to make, have made, use, lease, sell or otherwise transfer any apparatus, and to practice any method, covered by the Invention. Such license shall include the right to grant sublicenses to our subsidiaries.

     Nothing contained in this Agreement shall be deemed to grant any license under any patent or patent applications arising out of any other inventions of either of us.

8.   REPRESENTATIONS AND WARRANTIES

     Each of us represents and warrants that:

     1.   the Materials will be original;
     2. no portion of the Materials will violate any copyright of any third party;
     3. each of us has agreements with our employees sufficient to meet our obligations under this Agreement.

     Neither of us warrants or assumes any liabilities in connection with the accomplishment or completion of any Project activities or that the Materials will be error free.

     EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, NEITHER OF US MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9.   TERMINATION / EXPIRATION

     Either of us may terminate this Agreement, with or without cause, upon written notice. Upon receipt of such notice, both parties will end all Project activities in an orderly manner as soon as practical or in accordance with a schedule agreed to by both of us.

     If this Agreement is terminated or a Project's duration expires, each of us will deliver to the other a copy of the Materials developed through such termination or expiration. Such Materials are subject to the provisions of Sections 6 and 7.

     Any provisions of this Agreement which by their nature extend beyond the termination or expiration of this Agreement will remain in effect beyond such termination or expiration until fulfilled and shall apply to our successors and assigns.

10.  LIMITATION OF REMEDIES

     Each party's entire liability and the other's exclusive remedy shall be as follows.

     For any claim concerning performance or nonperformance by either of us pursuant to, or in any way related to, the subject matter of this Agreement, the damaged party shall be entitled to recover actual damages to the limits set forth in this Section.

     Each party's liability for actual damages from any cause whatsoever will be limited to $25,000. This limitation will apply, except as otherwise stated in this Section, regardless of the form of action, whether in contract or in tort, including negligence. This limitation will not apply to claims for bodily injury or damage to real property or tangible personal property for which the other is legally liable.

     In no event will either of us be liable for any lost profits, lost savings, incidental damages, or other economic consequential damages, even if advised of the possibility of such damages. In addition, neither of us will be liable for any damages claimed by the other based on any third party claim.


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11.  GENERAL

     Each of us will bear its own Project expenses.

     Neither of us may assign our rights or delegate or subcontract our duties or obligations under this Agreement without prior written consent. Any attempt to do so is void.

     This Agreement shall not prevent either of us or our subsidiaries from marketing, acquiring or developing materials, products or services which are competitive to those of the other, except that any such materials, products or services may not violate any statutory or common law rights of the other. Each of us may pursue activities independently with any third party, even if similar to the activities under this Agreement.

     Each of us agrees not to use the other's name, trade name, trademarks, or other designation without prior written consent.

     Neither of us will disclose the existence of this Agreement or the Project without prior written consent, except to the extent required by law.

     Neither of us will be responsible for failure to fulfill its obligations under this Agreement due to causes beyond its control.

     Neither of us may bring an action, regardless of form, arising out of this Agreement, more than two years after the cause of action has arisen.

     If there is a conflict between the terms and conditions of this Agreement and its Attachment, those of the Attachment prevail. Except as modified by the Attachment, the terms and conditions of this Agreement remain in full force and effect.

     The laws of the State of New York govern this Agreement.


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RETAIL MANAGEMENT AGREEMENT                                               [LOGO]


ATTACHMENT
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1.   PURPOSE

     The purpose of this Attachment to Retail Management Agreement is to define your responsibilities to IBM in your activities as an IBM Business Partner in retail industry management, for which IBM will pay you a fee.

2.   SCOPE OF WORK

     Under this Attachment, you will provide services to assist IBM in evaluating opportunities to sell network services in the retail industry to improve IBM's market share and competitive position.

3.   TERM

     The term of this Attachment shall be from the date of execution of this Attachment until December 31, 2000. However, this Attachment will be terminated in the event the Business Partner Agreement between IBM and QRS is terminated.

4.   IBM RESPONSIBILITIES

     We will cooperate with you and promptly respond to your requests for information to assist you to complete your tasks under the scope of this Attachment.



Agreed to:                              Agreed to:
QUICKRESPONSE SERVICES, INC.            INTERNATIONAL BUSINESS MACHINES
                                        CORPORATION


By: /s/ Shawn M. O'Connor                  By: /s/ Al Giffin    January 15, 1998
   ----------------------                     ----------------------------------
  Authorized Signature                        Authorized Signature


Name (type or print) SHAWN O'CONNOR      Name (type or print): AL GIFFIN


Date:   12/31/97                        Date:   12/31/97


Agreement number:

IBM Business Partner no:

Business Partner Address:               IBM Address:
QuickResponse Services                  IBM Corporation
1400 Marina Way South                   3405 W. Dr. M. L. King Jr. Blvd.
Richmond, CA 94804                      Tampa, FL 33607
                                        Attention:     Order Support Services


                                                                    Page 1 of 3
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5.   YOUR RESPONSIBILITIES

     QRS will provide the following Retail Industry Management Services to IBM.

     You will:

     1.   INDUSTRY REQUIREMENTS:
          a. identify, gather, quantify and communicate "network services" and "electronic commerce" requirements to IBM,
          b. include an opportunity statement and prioritization of requirements, and
          c. provide current information on industry and segment trends, market analysis and issues with IBM management;
     2.   INDUSTRY STANDARDS:
          a. participate with industry standards organizations and report to IBM issues and recommendations for resolution, and identify opportunities to influence these organizations where appropriate;
     3.   COMPETITIVE ANALYSIS:
          a. collect and communicate pertinent competitive information to IBM relating to competitive offerings, services, and initiatives relating to electronic commerce and network services as well as items you feel would be of interest to IBM, and
          b. make recommendations to IBM that would improve IBM's competitive position in the marketplace in general as well as specific areas you identify both tactically and strategically;
     4.   MARKET MANAGEMENT:
          a. share QRS market analysis information and recommend to IBM actions that will enable IBM to increase Market share both in conjunction with QRS and independently. The recommendations should include industry initiatives and offerings by market segment;
     5.   TRADE SHOWS:
          a. represent IBM at trade shows and industry functions and communicate issues and recommend solutions that enhance the visibility and image of IBM and QRS. Make recommendation of joint and/or individual participation at industry functions;
     6.   NON-TRADITIONAL OPPORTUNITIES:
          a. communicate to IBM business opportunities that are outside the scope of our Remarketer Agreement such as data center outsourcing, EDI outsourcing and general information systems opportunities. Specifically, QRS should identify at least five "EDI Outsourcing" opportunities to IBM over the term of this Agreement. QRS and IBM will work together to determine what actions, if any, that may lead to an individual or joint sales engagement of these various opportunities;
     7.   FORECASTING & OPPORTUNITY REVIEW:
          a. provide a three year business forecast to IBM that is updated on a semi-annual basis, and
          b. conduct joint opportunity reviews to establish action plans to engage and close specific opportunities.

     Input to IBM will take place on an ongoing basis with formal reviews semi-annually. These formal reviews will include all the topical areas listed above and others to which we may both agree from time to time. These formal reviews will be scheduled on a mutually agreeable basis.

     IBM and QRS will annually re-evaluate the QRS responsibilities described in this section and IBM may reasonably modify these responsibilities to reflect IBM business requirements following the process described in the Retail Management Agreement.


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6.   RESULTING MATERIALS

     Resulting Materials under this Attachment are reports covering the information and topics described in section 5, Your Responsibilities.

7.   ESTIMATED SCHEDULE

     Reports under this Attachment are generally due at the semi-annual review meetings on dates to be mutually agreed upon. Interim or special reports or information will be provide as both of us agree from time to time.

8.   PROJECT REPRESENTATIVES

     Within 30 days of the start of work under this Agreement, both of us will identify project representatives for this Attachment.

9.   COMPENSATION

     In consideration for the Retail Industry Management Services provided by QRS, IBM will pay QRS a nonrefundable fee of * each year during the term of this Attachment, payable in installments of * before the end of the months of April, July, October of the same year and January of the following year. In the event that this Agreement is terminated before the end of any calendar year, IBM will prorate the annual fee for the period of work performed prior to termination.

     In recognition of the successful contract completion and revenue overachievement of the five year industry remarketer agreement which concluded on December 31, 1997, IBM will pay QRS a nonrefundable fee for activities completed through December 31, 1997 of *, payable within 30 days after execution of this Attachment.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.






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